                                                                 EXHIBIT m(1)(c)


                                 AMENDMENT NO. 2
               SIXTH AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The Sixth Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 3, 2002. pursuant to Rule 12b-1 of AIM Funds Group, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
               SIXTH AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP
               (CLASS A SHARES, CLASS C SHARES AND CLASS R SHARES)

                               (DISTRIBUTION FEE)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

                                                             MINIMUM            MAXIMUM           MAXIMUM
         PORTFOLIO                                         ASSET BASED          SERVICE          AGGREGATE
         CLASS A SHARES                                   SALES CHARGE            FEE               FEE
         --------------                                   ------------          -------          ---------
         AIM Balanced Fund                                     0.00%             0.25%             0.25%
         AIM Basic Balanced Fund                               0.10%             0.25%             0.35%
         AIM European Small Company Fund                       0.10%             0.25%             0.35%
         AIM Global Utilities Fund                             0.00%             0.25%             0.25%
         AIM Global Value Fund                                 0.10%             0.25%             0.35%
         AIM International Emerging Growth Fund                0.10%             0.25%             0.35%
         AIM Mid Cap Basic Value Fund                          0.10%             0.25%             0.35%
         AIM New Technology Fund                               0.10%             0.25%             0.35%
         AIM Premier Equity Fund                               0.00%             0.25%             0.25%
         AIM Premier Equity II Fund                            0.10%             0.25%             0.35%
         AIM Select Equity Fund                                0.00%             0.25%             0.25%
         AIM Small Cap Equity Fund                             0.10%             0.25%             0.35%

                                                             MAXIMUM            MAXIMUM           MAXIMUM
                                                           ASSET BASED          SERVICE          AGGREGATE
         CLASS C SHARES                                   SALES CHARGE            FEE               FEE
         --------------                                   ------------          -------          ---------
        AIM Balanced Fund                                      0.75%             0.25%             1.00%
        AIM Basic Balanced Fund                                0.75%             0.25%             1.00%
        AIM European Small Company Fund                        0.75%             0.25%             1.00%
        AIM Global Utilities Fund                              0.75%             0.25%             1.00%
        AIM Global Value Fund                                  0.75%             0.25%             1.00%
        AIM International Emerging Growth Fund                 0.75%             0.25%             1.00%
        AIM Mid Cap Basic Value Fund                           0.75%             0.25%             1.00%
        AIM New Technology Fund                                0.75%             0.25%             1.00%
        AIM Premier Equity Fund                                0.75%             0.25%             1.00%
        AIM Premier Equity II Fund                             0.75%             0.25%             1.00%
        AIM Select Equity Fund                                 0.75%             0.25%             1.00%
        AIM Small Cap Equity Fund                              0.75%             0.25%             1.00%

                                                             MAXIMUM            MAXIMUM           MAXIMUM
                                                           ASSET BASED          SERVICE          AGGREGATE
         CLASS R SHARES                                   SALES CHARGE            FEE               FEE
         --------------                                   ------------          -------          ---------
        AIM Balanced Fund                                      0.25%             0.25%             0.50%
        AIM Premier Equity Fund                                0.25%             0.25%             0.50%
        AIM Small Cap Equity Fund                              0.25%             0.25%             0.50%

----------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof)."

         The Distributor will waive part or all of its Distribution Fee as to a Portfolio (or Class thereof) to the extent that the ordinary business expenses of the Portfolio exceed the expense limitation as to the Portfolio (if any) as contained in the Master Investment Advisory Agreement between the Company and A I M Advisors, Inc.

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: April 30, 2003

                                            AIM FUNDS GROUP
                                            (on behalf of its Class A Shares,
                                            Class C Shares and Class R Shares)



Attest: /s/ P. MICHELLE GRACE               By: /s/ ROBERT H. GRAHAM
       ---------------------------             ---------------------------------
       Assistant Secretary                     Robert H. Graham
                                               President